Exhibit 23.1



                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------

The Board of Directors
Somerset Hills Bancorp:


      We consent to incorporation by reference in the post-effective amendment No. 1 in the Form of S-3 to the registration statement No. 333-99647 on Form SB-2 of Somerset Hills Bancorp of our report dated February 3, 2004, relating to the consolidated statements of financial condition of Somerset Hills Bancorp as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-KSB of Somerset Hills Bancorp and to the reference to our firm under the heading "Experts" in the prospectus.

The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" on January 1, 2002.


                                    KPMG LLP

Short Hills, New Jersey
March 26, 2004